EXHIBIT 99.1

KELLOGG COMPANY ONE KELLOGG COMPANY BATTLE CREEK, MI 49016-3599	VOTE BY PHONE – 1-800-690-8903
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. Eastern Daylight Time on April 25, 2002. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. Eastern Daylight Time on April 25, 2002. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.
VOTE BY MAIL –
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kellogg Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KELLOGG COMPANY	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

The Kellogg Company Board of Directors recommends a vote FOR the following proposal. If you sign and return this card without marking, this proxy card will be treated as being FOR the following proposal.	For All	Withhold All	For All Except

1.	Election of Directors (terms expiring in 2005) Nominees:
01) Claudio Gonzalez, 02) Carlos Gutierrez, 03) William Richardson, 04) John Zabriskie

The Board of Directors also recommends a vote FOR the following two proposals. If you sign and return this card without marking, this proxy card will be treated as being FOR such proposals.	NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

	For	Against	Abstain
2. Kellogg Company 2002 Employee Stock Purchase Plan

3. Kellogg Company Senior Executive Annual Incentive Plan

If you do not wish

to have your material householded as described in the enclosed document, please check the box to the right.

For address changes and/or comments, please check the box to the right.

Signature	Date	Signature (Joint Owners)	Date

KELLOGG COMPANY
ADMISSION TICKET

You are cordially invited to attend the Annual Meeting of Share Owners of Kellogg Company to be held on Friday, April 26, 2002 at 1:00 p.m. at the W. K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the Share Owner(s) listed on the reverse side and is not transferable. If your shares are held in the name of a broker, trust, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

KELLOGG COMPANY
PROXY FOR ANNUAL MEETING OF SHARE OWNERS APRIL 26, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints C. M. Gutierrez and W. C. Richardson, or each one or both of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Share Owners of Kellogg Company to be held on April 26, 2002 and at any adjournments of the meeting, and to vote as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

IMPORTANT – This Proxy is continued and must be signed and dated on the reverse side.